03-9236385

# BRAINSTORM CELL THERAPEUTICS INC.

October 29, 2007

BrainStorm Cell Therapeutics Inc., a Delaware corporation (the "Company"), hereby agrees to issue to Tayside Trading Ltd. or its registered assigns (the "Finder") an aggregate of 1,250,000 shares of common stock, $0.00005 par value per share, of the Company (the "Shares") in connection with that certain Subscription Agreement, dated as of July 2, 2007, by and between the Company and ACCBT Corporation (the "Investor"). The Shares shall be issued pro rata to the funds received from the Investor on each closing date under the Subscription Agreement. For example, as of today, the Investor has funded $1,250,000 of the aggregate maximum subscription price of $5,000,000. 1,250,000 divided by 5,000,000 equals .25 or twenty-five percent (25%). Twenty-five percent of 1,250,000 is 312,500, which is the number of shares of common stock of the Company currently issuable to the Finder. This issuance of the Shares shall represent a finder's fee for introducing the Company and Investor and shall represent the Finder's sole and exclusive right to compensation therefor. Finder hereby agrees that upon receipt of the Shares, it shall have no further right to payment or other consideration from the Company with respect to the Subscription Agreement or any other transaction. This Agreement and the obligations hereunder shall be governed by the laws of the State of New York.

BRAINSTORM CELL THERAPEUTICS INC.

By: David Stolick
Name: David Stolick
Title: CFO

TAYSIDE TRADING LTD.

By: ____________
Name:
Title: